STAR EQUITY HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On May 5, 2023, Star Equity Holdings, Inc. (“Star” or the “Company”) announced it completed the sale of Digirad Health, Inc. ("DHI"), the Company's Healthcare business, for $27 million in cash, $7 million seller's note and $6 million equity investment.

The disposition constitutes a significant disposition for the purposes of Item 2.01 of Current Report on Form 8-K. The unaudited pro forma condensed combined balance sheet as of December 31, 2022 gives effect to the transaction as if it had occurred on December 31, 2022. The transaction accounting adjustments for the disposition consist of those necessary to account for the disposition. The disposition represents a strategic shift that will have a major effect on the Company's operations and financial results. In addition, we have included unaudited pro forma condensed combined statements of operations for the years ended December 31, 2022 and December 31, 2021.

The unaudited pro forma condensed combined balance sheet has been derived from the historical consolidated balance sheet prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”) and is presented based on information currently available. The unaudited pro forma condensed combined balance sheet is intended for informational purposes only and is not intended to represent the Company’s financial position had the disposition and related events occurred on the date indicated. Our actual financial condition may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

STAR EQUITY HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2022
(in thousands, expect per share amounts)

	Star Equity Holdings, Inc Historical (See note below)	Transaction Accounting Adjustments	Star Equity Holdings, Inc. Pro Forma
Revenues:
Healthcare	$55,002	$(55,002)	$—
Construction	57,149	—	57,149
Investments	—	—	—
Total revenues	112,151	(55,002)	57,149

Cost of revenues:
Healthcare	41,493	(41,493)	—
Construction	44,489	—	44,489
Investments	290	—	290
Total cost of revenues	86,272	(41,493)	44,779

Gross profit	25,879	(13,509)	12,370

Operating expenses:
Selling, general and administrative	27,264	(13,068)	14,196
Amortization of intangibles assets	1,720	(1)	1,719
Total operating expenses	28,984	(13,069)	15,915

Net Income (loss) from continuing operations	(3,105)	(440)	(3,545)

Other income (expense):
Other income (expense), net	(998)	(338)	(1,336)
Interest expense, net	(975)	411	(564)
Total other income (expense), net	(1,973)	73	(1,900)

Income (loss) from continuing operations before income taxes	(5,078)	(367)	(5,445)
Income tax benefit (provision)	(174)	262	88
Net income (loss) from continuing operations, net of tax	(5,252)	(105)	(5,357)
Deemed dividend on Series A perpetual preferred stock	(1,916)	—	(1,916)
Net income (loss) attributable to common shareholders	(7,168)	(105)	(7,273)

Net income (loss) per share
Basic*	(0.36)	(0.01)	(0.36)
Net income (loss) per share, attributable to common shareholders
Basic*	(0.49)	(0.01)	(0.49)
Weighted-average common shares outstanding
Basic*	14,751	14,751	14,751

*Earnings per share may not add due to rounding

STAR EQUITY HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021
(in thousands, expect per share amounts)

	Star Equity Holdings, Inc Historical (See note below)	Transaction Accounting Adjustments	Star Equity Holdings, Inc. Pro Forma
Revenues:
Healthcare	$58,556	$(58,556)	$—
Construction	48,003	—	48,003
Investments	—	—	—
Total revenues	106,559	(58,556)	48,003

Cost of revenues:
Healthcare	46,097	(46,097)	—
Construction	44,995	—	44,995
Investments	227	—	227
Total cost of revenues	91,319	(46,097)	45,222

Gross profit	15,240	(12,459)	2,781

Operating expenses:
Selling, general and administrative	22,595	(11,543)	11,052
Amortization of intangibles assets	1,728	(9)	1,719
Goodwill impairment	3,359	—	3,359
Gain on sale of MD Office Solutions	(847)	847	—
Total operating expenses	26,835	(10,705)	16,130

Net Income(loss) from continuing operations	(11,595)	(1,754)	(13,349)

Other income (expense):
Other income (expense), net	(550)	(167)	(717)
Interest expense, net	(905)	237	(668)
Gain on forgiveness of PPP loans	4,179	(2,959)	1,220
Total other income (expense), net	2,724	(2,889)	(165)

Income (loss) from continuing operations before income taxes	(8,871)	(4,643)	(13,514)
Income tax benefit (provision)	(60)	60	—
Net income (loss) from continuing operations, net of tax	(8,931)	(4,583)	(13,514)
Net income (loss) from discontinued operations, net of tax	5,948	(5,948)	—
Net income (loss)	(2,983)	(10,531)	(13,514)
Deemed dividend on Series A redeemable preferred stock	(1,906)	—	(1,906)
Net income (loss) attributable to common shareholders	(4,889)	(10,531)	(15,420)

Net income (loss) per share
Basic*	(0.59)	(2.07)	(2.66)
Net income (loss) per share, attributable to common shareholders
Basic*	(0.96)	(2.07)	(3.03)
Weighted-average common shares outstanding
Basic*	5,085	5,085	5,085

*Earnings per share may not add due to rounding

STAR EQUITY HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF DECEMBER 31, 2022
(in thousands)

	Star Equity Holdings, Inc Historical (See note below)	Transaction Accounting Adjustments (c)		Star Equity Holdings, Inc. Pro Forma
Assets:
Current assets:
Cash and cash equivalents	$4,665	$18,455	(a)	$23,120
Restricted cash	142	—		142
Investments in Equity securities	3,490	—		3,490
Accounts receivables	17,756	(9,782)		7,974
Inventories, net	10,627	(5,949)		4,678
Other current assets	2,587	5,398	(a)	7,985
Total current assets	39,267	8,122		47,389
Property and equipment, net	8,348	(2,634)		5,714
Operating lease right-of-use assets, net	4,482	(2,626)		1,856
Intangible assets, net	13,352	—		13,352
Goodwill	6,046	(1,608)		4,438
Other assets	1,807	5,559	(a)	7,366
Total assets	$73,302	$6,813		$80,115

Liabilities, Mezzanine Equity and Stockholders’ Equity
Liabilities:
Current liabilities:
Accounts payable	$3,430	$(1,968)		$1,462
Accrued Liabilities	3,137	(1,713)		1,424
Accrued compensation	3,701	(1,690)		2,011
Accrued warranty	291	(253)		38
Lumber derivative contracts	104	—		104
Deferred revenue	3,376	(1,703)		1,673
Short-term debt	11,682	(8,299)	(b)	3,383
Operating lease liabilities	1,427	(1,129)		298
Finance lease liabilities	397	(315)	(b)	82
Total current liabilities	27,545	(17,070)		10,475
Deferred tax liabilities	176	—		176
Operating lease liabilities, net of current portion	3,141	(1,558)		1,583
Finance lease liabilities, net of current portion	386	(290)		96
Other liabilities	299	(299)		—
Total liabilities	31,547	(19,217)		12,330

Stockholders' equity:
Preferred stock,$0.0001par value: 10,000,000 shares authorized: Series A Preferred Stock, 8,000,000 shares authorized, liquidation preference (10.00 per share), 1,915,637 shares issued and outstanding at December 31, 2022. (Liquidation preference: $18,988,390 as of December 31, 2022.)	18,988	—		18,988
Preferred stock, $0.0001 par value: 25,000 shares authorized; Series C Preferred stock, no shares issued or outstanding	—	—		—
Common stock, $0.0001 par value: 50,000,000 and 30,000,000 shares authorized; 15,177,919 and 5,805,916 shares issued and outstanding (net of treasury shares) at December 31, 2022 and 2021, respectively	1	—		1
Treasury stock, at cost; 258,849 shares at December 31, 2022 and 2021, respectively	(5,728)	—		(5,728)
Additional paid-in capital	161,715	(102,293)		59,422
Accumulated deficit	(133,221)	128,323	(d)	(4,898)
Total stockholders' equity	41,755	26,030		67,785
Total liabilities, mezzanine equity and stockholders’ equity	$73,302	$6,813		$80,115

STAR EQUITY HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation
The Company's historical consolidated balance sheet has been adjusted in the preparation of unaudited pro forma condensed combined balance sheet to reflect only the transaction accounting adjustments due to the disposition of DHI. The pro forma balance sheet as of December 31, 2022, gives effect to the disposition as if it were completed on December 31, 2022.

Note 2. Pro forma Adjustments
The following adjustments have been reflected in the unaudited pro forma condensed combined financial statements:
(a) Pro forma adjustment represents a total purchase price of $40 million comprising of $27 million estimated cash proceeds from the disposition, at the closing of the transaction See detail in (b), a promissory note of $7 million and equity in the purchaser of $6 million.
(b) Pro forma adjustment reflects $8.3 million Sterling National Bank ("SNB") revolver pay off amount required in connection with the disposition of the business and $0.2 million of capital lease obligations required in connection with the disposition of the business, closing cash held at Digirad Health, Inc. of $0.3 million, and closing transaction costs of $38 thousand.
(c) Pro forma adjustments reflect the elimination of assets and liabilities attributable to DHI included in the disposition as if it had occurred on December 31, 2022.
(d) Pro forma adjustment reflects an additional portion related to the estimated pre-tax gain on the disposition of $17.6 million, which was calculated as follows:

(in thousands)
Estimated consideration of the disposition, net of transaction costs (1)	$31,743
Assets of the businesses	24,889
Liabilities of the businesses	(10,780)
Pre-tax gain on the disposition	$17,634
(1) Reflects the estimated net consideration received, inclusive of items identified in (a), working capital, and other customary adjustments identified in (b), as if the transaction had closed on December 31, 2022.